INDEPENDENT  AUDITORS'  CONSENT


We  consent  to  the  incorporation  by reference in Registration Statement Nos.
33-02226, 333-98989 of SafeGuard Health Enterprises, Inc. on Form S-8 of our report dated March 13, 2003 (our report on the consolidated financial statements expresses an unqualified opinion and explanatory paragraph referring to a change in method of accounting for goodwill and other intangible assets in 2003), appearing in this Annual Report on Form 10-K of SafeGuard Health Enterprises, Inc. for the year ended December 31, 2003.


DELOITTE  &  TOUCHE  LLP

Costa  Mesa,  California
March  26,  2004